Exhibit 99

Form of Certification Pursuant to Section 1350 of Chapter 63
Of Title 18 of the United States Code

We, Paul H. Saunders and Edward M. Jasinski, the Chief Executive Officer and Director of Fund Administration, respectively, of James River Management Corp., General Partner for the Four Seasons Fund II LP, certify that (i) the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Four Seasons Fund II LP.

/s/ PAUL H. SAUNDERS
Paul H. Saunders,
Chief Executive Officer

/s/ EDWARD M. JASINSKI
Edward M. Jasinski,
Director of Fund Administration

November 14, 2002